UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 18, 2010 (August 12, 2010)

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Vermont	0-29464	03-0153200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

560 Graniteville Road, Graniteville Vermont	05654
(Address of principal executive offices)	(Zip Code)

(802) 476-3121
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROCK OF AGES CORPORATION
FORM 8-K

Item 5.07	Results of Annual Meeting

The Company held its annual meeting of stockholders on August 12, 2010 (the "Annual Meeting"), to elect directors in each of Class I, Class II and Class III (Proposal No. 1) and to ratify the selection of Grant Thornton LLP as the Company's registered public accounting firm for the 2010 fiscal year (Proposal No. 2).

Kurt M. Swenson and Frederick E. Webster Jr. were nominated to serve as Class I directors for a one-year term expiring at the annual meeting of stockholders in 2011 and until their successors are duly elected and qualified. Pamela G. Sheiffer and Donald M. Labonte were nominated to serve as Class II directors for a two-year term expiring at the annual meeting of stockholders in 2012 and until their successors are duly elected and qualified. James L. Fox and Richard C. Kimball were nominated as Class III directors for a three-year term expiring at the annual meeting of stockholders in 2013 and until their successors are duly elected and qualified.

The following table sets forth the number of votes cast for, against or withheld, as well as the number of abstentions, as to the election of each of the directors and the ratification of the selection of Grant Thornton LLP as the Company's registered public accounting firm of the 2010 fiscal year.

	Votes For	Votes Withheld/ Votes Against	Abstentions
Election of
Kurt M. Swenson	25,082,295	666,799	—
Frederick E. Webster Jr.	25,367,994	381,100	—
Pamela G. Sheiffer	25,366,194	382,900	—
Donald M. Labonte	25,368,494	380,600	—
Richard C. Kimball	25,354,933	394,161	—
James L. Fox	25,368,394	380,700	—

Grant Thornton LLP	28,171,392	48,323	3,357

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Date: August 18, 2010	By: /s/ Laura Plude Laura Plude, Vice President and Chief Financial Officer